Exhibit 10.3
FORM OF
OILTANKING PARTNERS, L.P.
LONG-TERM INCENTIVE PLAN
          Section 1. Purpose of the Plan. The Oiltanking Partners, L.P. Long-Term Incentive Plan (the “Plan”) has been adopted on [          ] (the “Effective Date”) by OTLP GP, LLC, a Delaware limited liability company, the general partner (“General Partner”) of Oiltanking Partners, L.P., a Delaware limited partnership (the “Partnership”). The Plan is intended to promote the interests of the General Partner, the Partnership and their Affiliates by providing to Employees, Consultants and Directors incentive compensation awards based on Units to encourage superior performance. The Plan is also contemplated to enhance the ability of the General Partner, the Partnership and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.
          Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
          (a) “409A Award” means an Award that constitutes a “deferral of compensation” within the meaning of the 409A Regulations, whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from Section 409A of the Code pursuant to an applicable exemption.
          (b) “409A Regulations” means the applicable Treasury regulations and other interpretive guidance promulgated pursuant to Section 409A of the Code.
          (c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
          (d) “Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Unit Award, Substitute Award, Other Unit Based Award granted under the Plan or Performance Awards and includes, as appropriate, any tandem DERs granted with respect to an Award (other than a Restricted Unit or Unit Award).
          (e) “Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.
          (f) “Board” means the Board of Directors of the General Partner.
          (g) “Change of Control” means, and shall be deemed to have occurred upon one or more of the following events:
     (i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than members of the General Partner, the Partnership, or an Affiliate of either the General Partner or the Partnership, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the voting power of the voting securities of the General Partner or the Partnership;
     (ii) the limited partners of the General Partner or the Partnership approve, in one transaction or a series of transactions, a plan of complete liquidation of the General Partner or the Partnership;
     (iii) the sale or other disposition by either the General Partner or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than an Affiliate;
     (iv) the General Partner or an Affiliate of the General Partner or the Partnership ceases to be the general partner of the Partnership;
     (v) any other event specified as a “Change of Control” in an applicable Award Agreement.
          (h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          (i) “Committee” means the Board or such committee as may be appointed by the Board to administer the Plan, which alternative committee may be the board of directors or managers of any Affiliate or a committee therefore.
          (j) “Consultant” means an individual who renders consulting or advisory services to the General Partner, the Partnership or an Affiliate of either.
          (k) “Director” means a member of the Board or the board of an Affiliate of the General Partner who is not an Employee or a Consultant (other than in that individual’s capacity as a Director).
          (l) “Distribution Equivalent Right” or “DER” means a contingent right, granted alone or in tandem with a specific Award (other than a Restricted Unit or Unit Award), to receive with respect to each Unit subject to the Award an amount in cash, Units and/or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.
          (m) “Effective Date” has the meaning set forth in Section 1.
          (n) “Employee” means an employee of the General Partner or an Affiliate of the General Partner.
          (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (p) “Fair Market Value” means, on any relevant date, the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the last market trading day prior to the applicable day (or, if there is no trading in the Units on such date, on the next preceding day on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). If Units are not traded on a national securities exchange or other market at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made by the Committee in good faith using a “reasonable application of a reasonable valuation method” within the meaning of the 409A Regulations (specifically, Treasury Regulation Section 1.409A-l(b)(5)(iv)(B)).

          (q) “General Partner” has the meaning set forth in Section 1.
          (r) “Option” means an option to purchase Units granted under the Plan.
          (s) “Other Unit Based Award” means an Award granted to an Employee, Director or Consultant pursuant to Section 6(e).
          (t) “Participant” means an Employee, Consultant or Director granted an Award under the Plan.
          (u) “Partnership” has the meaning set forth in Section 1.
          (v) “Performance Award” means a right granted to an Employee, Director or Consultant pursuant to Section 6(h), to receive an Award based upon performance criteria specified by the Committee.
          (w) “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.
          (x) “Phantom Unit” means a notional Unit granted under the Plan which upon vesting entitles the Participant to receive, at the time of settlement, a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its sole discretion.
          (y) “Plan” has the meaning set forth in Section 1.
          (z) “Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.
          (aa) “Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.
          (bb) “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
          (cc) “SEC” means the Securities and Exchange Commission, or any successor thereto.
          (dd) “Substitute Award” means an award granted pursuant to Section 6(g) of the Plan.
          (ee) “Unit Distribution Right” or “UDR” means a distribution made by the Partnership with respect to a Restricted Unit.
          (ff) “Unit” means a common unit of the Partnership.
          (gg) “Unit Appreciation Right” means a contingent right granted under the Plan that entitles the holder to receive, in cash or Units, as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the Unit Appreciation Right (or another specified date) over the exercise price of the Unit Appreciation Right.
          (hh) “Unit Award” means a grant of a Unit that is not subject to a Restricted Period.

          Section 3. Administration.
          (a) Authority of the Committee. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the General Partner, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the Chief Executive Officer. Any such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan; provided, however, the Chief Executive Officer may not grant Awards to himself, a Director or any executive officer of the General Partner or an Affiliate, or take any action with respect to any Award previously granted to himself, an individual who is an executive officer or a Director. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions or any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, without limitation, the General Partner, the Partnership, any Affiliate, any Participant, and any beneficiary of any Participant.
          (b) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the General Partner, the Partnership or their Affiliates, the General Partner’s or the Partnership’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the General Partner, the Partnership or any of their Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the General Partner with respect to any such action or determination.
          (c) Exemptions from Section 16(b) Liability. It is the intent of the General Partner that the grant of any Awards to, or other transaction by, a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.
          Section 4. Units.
          (a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan is [__________]. On January 1 of each calendar year occurring prior to the expiration of the Plan the total number of Units reserved and available for issuance under this Plan shall increase by [______] Units. Units withheld from an Award or surrendered by a Participant to satisfy the Partnership’s or an Affiliate’s tax withholding obligations (including the withholding of Units with respect to Restricted Units) or to satisfy the payment of any exercise price with respect to the Award shall not be considered to be Units delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, settled in cash, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan (including Units not delivered in connection with the exercise of an Option or Unit Appreciation Right). There shall not be any limitation on the number of Awards that may be granted and paid in cash.
          (b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.
          (c) Anti-dilution Adjustments. With respect to any “equity restructuring” event that could result in an additional compensation expense to the General Partner or the Partnership pursuant to the provisions of FASB Accounting Standards Codification, Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in an accounting charge under FASB Accounting Standards Codification, Topic 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.
          (d) Additional Issuances. Except as hereinbefore expressly provided, the issuance by the General Partner or the Partnership of Units for cash, property, labor or services, upon direct sale, or upon the conversion of Units or obligations of the General Partner or the Partnership convertible into such Units, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to Awards theretofore granted pursuant to the Plan.
          Section 5. Eligibility. Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan. Notwithstanding the foregoing,

Employees, Consultants and Directors that provide services to Affiliates that are not considered a single employer with the Partnership under Section 414(b) of the Code or Section 414(c) of the Code shall not be eligible to receive Awards which are subject to Section 409A of the Code until the Affiliate adopts this Plan as a participating employer in accordance with Section 10. Further, if the Units issuable pursuant to an Award are intended to be registered with the SEC on Form S-8, then only Employees, Consultants, and Directors of the Partnership or a parent or subsidiary of the Partnership (within the meaning of General Instruction A.1(a) to Form S-8) will be eligible to receive such an Award.
          Section 6. Awards.
          (a) Options. The Committee may grant Options that are intended to comply with Treasury Regulation Section 1.409A-l(b)(5)(i)(A) only to Employees, Consultants or Directors performing services for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee, Consultant or Director performs services. For purposes of this Section 6(a), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate. The Committee may grant Options that are otherwise exempt from or compliant with Section 409A of the Code to any eligible Employee, Consultant or Director. The Committee shall have the authority to determine the number of Units to be covered by each Option, the purchase price therefor and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
          (i) Exercise Price. The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation under the 409A Regulations shall be determined by the Committee at the time the Option is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option. The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the 409A Regulations or that is compliant with Section 409A of the Code shall be determined by the Committee at the time the Option is granted.
          (ii) Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period with respect to an Option grant, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the General Partner, withholding Units from an Award, a “cashless-broker” exercise through procedures approved by the General Partner, or any combination of the above methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.
          (iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or service with the General Partner and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options; provided that the waiver contemplated under this Section 6(a)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Options that are designed to satisfy Section 409A of the Code to fail to satisfy such section.
          (b) Unit Appreciation Rights. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether Units or cash shall be delivered upon exercise, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Rights, including the following terms and conditions and such additional terms and conditions as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
          (i) Exercise Price. The exercise price per Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted and may be more or less than the Fair Market Value of a Unit as of the date of grant of the Award. Notwithstanding the foregoing, the exercise price per Unit that may be acquired under a Unit Appreciation Right that does not provide for the deferral of compensation under the 409A Regulations shall not be less than the Fair Market Value of a Unit as of the date of grant of the Unit Appreciation Right.
          (ii) Time of Exercise. The Committee shall determine the Restricted Period and the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals or other events.
          (iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or service to the General Partner, the Partnership and their Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights.
          (c) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.
          (i) UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.
          (ii) Forfeitures. Except as otherwise provided in the terms of the applicable Award Agreement, upon termination of a Participant’s employment with, or consultant services to, the General Partner and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units; provided that the waiver contemplated under this Section 6(c)(ii) shall be effective only to the extent that such waiver will not cause the Participant’s Restricted Units and/or Phantom Units that are designed to satisfy Section 409A of the Code to fail to satisfy such section.
          (iii) Lapse of Restrictions.
               (A) Phantom Units. During the 15 calendar day period immediately following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive one Unit or an amount in cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.
               (B) Restricted Units. Upon the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted Unit.
          (d) Unit Awards. A Unit Award of Units not subject to a Restricted Period may be granted under the Plan to any Employee, Consultant or Director as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the Committee determines to be appropriate.
          (e) Other Unit Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Units, as deemed by the Committee to be consistent with the purposes of this Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Units, purchase rights for Units, Awards with value and payment contingent upon performance of the Partnership or any other factors designated by the Committee, and Awards valued by reference to the book value of Units or the value of securities of or the performance of specified Affiliates of the General Partner or the Partnership. The Committee shall determine the terms and conditions of such Awards. Units delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(e) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Units, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(e).
          (f) DERs. To the extent provided by the Committee, in its discretion, an Award (other than a Restricted Unit or Unit Award) may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be reinvested into additional Awards, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.
          (g) Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Partnership or an Affiliate of another entity or the assets of another entity. Such Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A of the Code and the 409A Regulations and other applicable laws and exchange rules.
          (h) Performance Awards. The right of a Participant to receive a grant, and the right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.
          (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 6(h). The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. The Committee shall establish any such performance conditions and goals based on one or more business criteria for the General Partner and/or the Partnership, on a consolidated basis, and/or for specified Affiliates or business or geographical units of the Partnership, as determined by the Committee in its discretion, which may include (but are not limited to) one or more of the following: (A) earnings per Unit, (B) increase in revenues, (C) increase in cash flow, (D) increase in cash flow from operations, (E) increase in cash flow return, (F) return on net assets, (G) return on assets, (H) return on investment, (I) return on capital, (J) return on equity, (K) economic value added, (L) operating margin, (M) contribution margin, (N) net income, (O) net income per Unit, (P) pretax earnings, (Q) pretax earnings before interest, depreciation and amortization, (R) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items, (S) total unitholder return, (T) debt reduction, (U) market share, (V) change in the Fair Market Value of the Units, (W) operating income, and (X) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.
          (ii) Performance Periods. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established by the Committtee not later than 90 days after the beginning of any performance period applicable to such Performance Awards.

          (iii) Settlement. After the end of each performance period, the Committee shall determine the amount, if any, of the amount of the potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Units, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce or increase the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.
          (i) General.
          (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Partnership or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Partnership or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
          (ii) Limits on Transfer of Awards.
               (A) Except as provided in Section 6(i)(ii)(C) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.
               (B) Except as provided in Section 6(i)(ii)(C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the General Partner, the Partnership or any Affiliate.
               (C) To the extent specifically provided by the Committee with respect to an Option or Unit Appreciation Right, an Option or Unit Appreciation Right may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.
          (iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.
          (iv) Issuance of Units. The Units or other securities of the Partnership delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

          (v) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.
          (vi) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise, vesting and/or settlement of an Award may be deferred for any period during which, in the good faith determination of the Committee, the General Partner is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the General Partner.
          (vii) Change of Control. No 409A Award shall become exercisable, or be settled or otherwise paid or distributed, pursuant to the Plan or the applicable Award Agreement, as a result of a Change of Control, unless the event constituting such Change of Control also constitutes a “change in the ownership or effective control” or “in the ownership of a substantial portion of the assets” of the General Partner or the Partnership, as appropriate, within the meaning of Treasury Regulation Section 1.409A-3(i)(5); except that, to the extent permitted under Section 409A of the Code and the 409A Regulations, the time of exercise, payment or settlement of a 409A Award shall be accelerated, or payment shall be made under the Plan in respect of such Award, upon the occurrence of a Change of Control, as determined by the Committee in its discretion, to the extent necessary to pay income, withholding, employment or other taxes imposed on such 409A Award. To the extent any 409A Award does not become exercisable or is not settled or otherwise payable upon a Change of Control as a result of the limitations described in the preceding sentence, it shall become exercisable or be settled or otherwise payable upon the occurrence of an event that qualifies as a permissible time of distribution in respect of such 409A Award under Section 409A and the Treasury Regulations promulgated thereunder, the Plan and the terms of the governing Award Agreement.
          (viii) Additional Agreements. Each Employee, Consultant or Director to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Person’s termination of services with the General Partner, the Partnership or their Affiliates to a general release of claims and/or a noncompetition agreement in favor of the General Partner, the Partnership, and their Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.
          Section 7. Amendment and Termination. Except to the extent prohibited by applicable law:
          (a) Amendments to the Plan and Awards. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. Notwithstanding the foregoing, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change, other than pursuant to Section 7(b), 7(c), or 7(d) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.
          (b) Recapitalizations. If the Partnership recapitalizes, reclassifies its equity securities, or otherwise changes its capital structure (a “recapitalization”), the number and class of Units covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of Units and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of Units then covered by such Award and the Unit limitations provided in Section 4 shall be adjusted in a manner consistent with the recapitalization.
          (c) Award Adjustment. Except as otherwise provided in Section 4(c), in the event of changes in the outstanding Units by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 7, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of Units or other consideration subject to such Awards. In the event of any such change in the outstanding Units, the Unit limitations provided in Section 4 may be appropriately adjusted by the Committee, whose determination shall be conclusive.
          (d) Change of Control. Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, upon a Change of Control the Committee, acting in its sole discretion without the consent or approval of any holder, may affect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards: (i) remove any applicable forfeiture restrictions on any Award; (ii) accelerate the time of exercisability or the time at which the Restricted Period shall lapse to a specific date, before or after such Change of Control, specified by the Committee; (iii) require the mandatory surrender to the General Partner or the Partnership by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then subject to a Restricted Period or other restrictions pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash per Unit equal to the amount calculated in Section 7(e) (the “Change of Control Price”) less the exercise price, if any, applicable to such Awards; or (iv) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control (including, but not limited to, the substitution of Awards for new awards); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.
          (e) Change of Control Price. The “Change of Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the per Unit price offered to Unit holders in any merger or consolidation, (ii) the per Unit value of the Units immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the General Partner or the Partnership, as applicable, has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per Unit in a dissolution transaction, (iv) the price per Unit offered to Unit holders in any tender offer or exchange offer whereby a Change of Control takes place, or (v) if such Change of Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 7(e), the Fair Market Value per Unit of the Units that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to unitholders of the Partnership in any transaction described in this Section 7(e) or Section 7(d) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.
          Section 8. General Provisions.
          (a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.
          (b) Tax Withholding. Unless other arrangements have been made that are acceptable to the General Partner or an Affiliate, the Partnership or Affiliate is authorized to deduct, withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the General Partner or Affiliate to satisfy its withholding obligations for the payment of such taxes. Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3, such tax withholding automatically shall be effected by the General Partner “netting” or withholding Units otherwise deliverable to the Participant on the vesting or payment of such Award.
          (c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the General Partner or any Affiliate, to continue providing consulting services, or to remain on the Board, as applicable. Furthermore, the General Partner or an Affiliate may at any time dismiss a Participant from employment or his or her service relationship free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.
          (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.
          (e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
          (f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the General Partner by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
          (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the General Partner or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the General Partner or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the General Partner or such Affiliate.
          (h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.
          (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
          (j) Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the General Partner shall be relieved of any further liability for payment of such amounts.
          (k) Participation by Affiliates. In making Awards to Employees employed by an entity other than the General Partner, the Committee shall be acting on behalf of the Affiliate, and to the extent the Partnership has an obligation to reimburse the Affiliate for compensation paid for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Affiliate, and, if made to the General Partner, shall be received by the General Partner as agent for the Affiliate.
          (l) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.
          (m) Compliance with Section 409A. Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award to fail to comply with the requirements of Section 409A of the Code. The applicable provisions of Section 409A the Code and the 409A Regulations are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith. To the extent that any Award shall be subject to Section 409A of the Code, it shall be designed to comply with Section 409A of the Code.
          (n) Specified Employee under Section 409A of the Code. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code and the Treasury Regulations thereunder) becomes entitled to a payment under an Award which is a 409A Award on account of a “separation from service” (as defined under Section 409A of the Code and the Treasury Regulations thereunder), such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six month period described herein will be aggregated and paid in a lump sum without interest.
          (o) No Guarantee of Tax Consequences. None of the Board, the Committee, the Partnership nor the General Partner makes any commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any Participant.
          Section 9. Term of the Plan. The Plan shall be effective on the date on which it is adopted by the Board and shall continue until the earliest of (i) the date terminated by the Board, (ii) all

Units available under the Plan have been delivered to Participants, or (iii) the 10th anniversary of the date the Plan is adopted by the Board. However, any Award granted prior to such termination, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.
          Section 10. Adoption by Affiliates. With the consent of the Committee, any Affiliate that is not considered a single employer with the Partnership under Section 414(b) of the Code or Section 414(c) of the Code may adopt the Plan for the benefit of its Employees, Consultants or Directors by written instrument delivered to the Committee before the grant to such Affiliate’s Employees, Consultants or Directors under the Plan of any 409A Award.